                                                                   EXHIBIT T3.E6


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
             (Section references are to the Internal Revenue Code.)
                                     Page 2

Obtaining a Number
If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  .  A corporation.
  .  A financial institution.
  . An organization exempt from tax under Section 501(a), or an individual retirement plan.
  .  The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  .  An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  .  A real estate investment trust.
  .  A common trust fund operated by a bank under Section 584(a).
  . An exempt charitable remainder trust described in Section 664, or a non-exempt trust described in Section 4947(a)(1).
  . An entity registered at all times during the tax year under the Investment Company act of 1940.
  .  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
     States and which have at least one nonresident alien partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  .  Payments made by certain foreign organizations.
  .  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you either have not provided your taxpayer identification number to the payor or have provided an incorrect taxpayer identification number to the payor.
  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  .  Payments described in Section 6049(b)(5) to nonresident aliens.
  .  Payments on tax-free covenant bonds under Section 1451.
  .  Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and the regulations issued thereunder.

Privacy Act Notice. -- Section 6109 requires most recipients of dividend, interest, or other items of income to give taxpayer identification numbers to payors who must file information returns with the IRS to report those payments. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty For Failure To Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty For False Information With Respect To Withholding. -- If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty For Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. -
- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.


---------------------------         ------------------------------      --------------------------------------
                                    Give the
For this type of account:           SOCIAL SECURITY                     For this type of account:
                                    number of --
---------------------------         ------------------------------      --------------------------------------

1.  An individual's account         The individual                       9.  A valid trust, estate, or pension
                                                                             trust.
2.  Two or more individuals         The actual owner of the account
    (joint account)                 or, if combined funds, any one
                                    of the individuals(1)               10.  Corporate account

3.  Husband and wife (joint         The actual owner of the account     11.  Religious, charitable, or
    account)                        or, if joint funds, either               educational organization account
                                    person(1)
                                                                        12.  Partnership account held in the
                                                                             name of the business
4.  Custodian account of a          The minor(2)
    minor (Uniform Gift to                                              13.  Association, club, or other
    Minors Act)                                                              tax-exempt organization

5.  Adult and minor (joint          The adult or, if the minor is       14.  A broker or registered nominee.
    account)                        the only contributor, the
                                    minor(1)
                                                                        15.  Account with the Department of
6.  Account in the name of          The ward, minor, or incompete            Agriculture in the name of a public
    guardian or committee for       person(3)                                entity (such as a State or local
    a designated ward, minor,                                                government, school district or prison)
    or incompetent person.                                                   that receives agricultural program payments


7.  a.  The usual revocable         The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)

    b.  So-called trust             The actual owner(1)
        account that is not a
        legal or valid trust
        under State law

8.  Sole proprietorship             The Owner(4)
    account

-------------------------

  Give the EMPLOYER
  IDENTIFICATION
  number of --
--------------------------

  Legal entity.  (Do not
  identifying number of
  representative or trus
  legal entity itself is
  in the account title.)(5)

  The corporation

  The organization

  The partnership

  The organization

  The broker or nominee

  The public entity

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(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business name or "doing business as" name. You may use either your social security number or employer identification number (if you have one)

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.